SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): October 21, 2002



                        EVCI CAREER COLLEGES INCORPORATED
             (Exact name of registrant as specified in its charter)



          Delaware                    001-14827                 06-1488212
          --------                    ---------                 ----------
(State of other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



         35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (914) 787-3500




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Item 2.   Acquisition or Disposition of Assets.

               On October 21, 2002, Interboro Holding, Inc. ("IHI"), a wholly-owned subsidiary of EVCI Career Colleges Incorporated, sold all outstanding shares of ICTS, Inc. to Digital Workforce Development Centers Inc. ("Digital Workforce"). Digital Workforce is an affiliate of Digital Corporation, an independent training and learning company, based in Reston, Virginia, with seven learning and management solution centers located in the D.C. Capitol region. ICTS was not operating at the time of this sale. For information about the discontinuation of ICTS' operations in the first week of October 2002, see the press release dated October 8, 2002 and included as Exhibit 99.1 to this report.

     IHI sold ICTS to Digital Workforce for $1.00, because Digital Workforce provided the prospect for reorganizing ICTS under court protection while permitting ICTS students to complete the courses they were currently taking.

     On October 29, 2002, the post sale management of ICTS caused it to file a reorganization petition under the U.S. Bankruptcy Code. As part of the agreement of sale with Digital Workforce, IHI agreed to provide $100,000 of debtor in possession financing and to exchange its resulting priority claim for 33 1/3 % of ICTS' free cash flow, commencing January 1, 2003, as a part of a plan of reorganization of ICTS. In addition, EVCI has a claim in the bankruptcy for approximately $2.7 million it has advanced to ICTS since it was acquired by IHI in July 2001 from six individuals and three funds. There is a significant risk that ICTS may not be successfully reorganized or that a reorganization will not include this exchange of IHI's priority claim or a substantial payment to EVCI for its claim.

     Separate from ICTS' bankruptcy, EVCI and IHI have filed a demand for commercial arbitration against these six individual owners. In this arbitration, they are seeking compensatory damages in the amount of $1.95 million for breach


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of representations and warranties, including as to: accounts payable, student refunds payable, revenue to be earned, revenue received, revenue to be received and payment of taxes.

     During the quarter ended September 30, 2002, EVCI recorded a loss on the disposition of ICTS of approximately $1,400,000, which is approximately $100,000 less than the approximately $1.5 million loss reported from the discontinuance of ICTS' operations.


Item 7.   Financial Statements and Exhibits

          Exhibits

          10.1 Stock Purchase Agreement dated October 16, 2002, between Interboro Holding Inc. and Digital Workforce Development Centers Inc.

          10.2 Letter dated October 21, 2002 from Interboro Holding, Inc. to Ziad Kahn, Chairman and Chief Executive Officer of Digital Workforce Development Centers Inc.

                    Exhibit and Schedule (Copies will be provided to the Commission upon request) Exhibit B - Accounts Receivable
                    Schedule 7.9 - Personal Property Leases


          99.1      Press release of EVCI dated October 8, 2002


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EVCI CAREER COLLEGES INCORPORATED



Dated:     November 5, 2002                 By: /s/Richard Goldenberg
                                                -----------------------------
                                                Name:  Richard Goldenberg
                                                Title: Chief Financial Officer



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